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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
AFFYMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AFFYMETRIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2003

TO THE STOCKHOLDERS:

        The Annual Meeting of Stockholders of Affymetrix, Inc., a Delaware corporation ("Affymetrix" or the "Company"), will be held on Thursday, June 5, 2003, at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California, for the following purposes:

  1.
  To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        These items of business are more fully described in the Proxy Statement accompanying this notice. Our Board of Directors has fixed the close of business on April 11, 2003, as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                      By Order of the Board of Directors,

                      BARBARA A. CAULFIELD
                       Secretary

Santa Clara, California
May 2, 2003

AFFYMETRIX, INC.
3380 CENTRAL EXPRESSWAY
SANTA CLARA, CALIFORNIA 95051

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Affymetrix, Inc., a Delaware corporation ("Affymetrix" or the "Company"), for use at the annual meeting of stockholders to be held on Thursday, June 5, 2003, at 4:00 p.m., local time, or at any postponement or adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at 3380 Central Expressway, Santa Clara, California 95051. The Company's telephone number is (408) 731-5000.

        These proxy solicitation materials were mailed on or about May 2, 2003, together with the Company's 2002 Annual Report to Stockholders and the Company's Form 10-K, to all stockholders of record on April 11, 2003.

Record Date

        Stockholders of record at the close of business on April 11, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting. At the Record Date, there were approximately 58,794,314 shares of Common Stock and no shares of Preferred Stock outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or time, or by attending the meeting and voting in person. Any stockholder holding shares through a bank or brokerage firm may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a legal proxy from the bank or brokerage firm and voting at the meeting.

Voting and Solicitation

        Holders of Common Stock are entitled to vote at the meeting. Each share of Common Stock entitles the holder to one vote on each matter to come before the meeting. The Company's Certificate of Incorporation does not provide for cumulative voting.

        The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile, letter or electronic means. We have hired MacKenzie Partners, Inc. to serve as proxy solicitor. We will pay MacKenzie Partners a fee of $5,000, plus reasonable expenses, for these services.

Quorum; Required Vote; Abstentions and Broker Non-Votes

        The required quorum for the transaction of business at the annual meeting is a majority of the shares of Common Stock outstanding on the Record Date. The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the seven directorships to be filled at the annual meeting will be filled by the seven nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Ernst & Young LLP as the independent auditors. If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting on such matter. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. Abstentions from voting are counted for quorum purposes; but, since they will not be votes cast "for" the particular matter, they will have the same effect as negative votes or votes "against" that matter.

        Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers who do not receive instructions to vote on the proposals presented in this proxy statement.

Deadline For Receipt of Stockholder Proposals

        Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's annual meeting must be received by the Company no later than January 3, 2004 in order that they may be included in the proxy statement and form of proxy relating to the 2004 annual meeting.

        Stockholders intending to present a proposal at the 2004 annual meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in the Company's bylaws. The bylaws require, among other things, that a shareholder must submit a written notice of intent to present such a proposal to the Secretary at the principal executive offices of the Company not less than 75 days prior to the first anniversary of the preceding year's annual meeting of stockholders (as long as the date of the annual meeting is not advanced more than 30 days or delayed more than 75 days after the anniversary date). Therefore, the Company must receive notice of such proposal for the 2004 annual meeting no later than March 22, 2004. If the notice is received after March 22, 2004, it will be considered untimely and the Company will not be required to present it at the 2004 annual meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        The Bylaws of the Company provide for a Board consisting of not fewer than six nor more than eleven directors. The size of the Board is currently set at seven and all seven directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The Company is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

        The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Principal Occupation	Director Since
Stephen P.A. Fodor, Ph.D.	49	Chairman and Chief Executive Officer of Affymetrix, Inc.	1993
Susan E. Siegel	42	President and Member of the Board of Directors of Affymetrix, Inc.	2001
Paul Berg, Ph.D.	76	Cahill Professor in Cancer Research and Biochemistry, Emeritus, Director, Beckman Center, Emeritus Stanford University Medical School	1993
John D. Diekman, Ph.D.	60	Managing Partner, 5AM Ventures	1993
Vernon R. Loucks, Jr.	68	Chairman, The Aethena Group, LLC, Former Chairman and Chief Executive Officer, Baxter International, Inc.	1993
David B. Singer	40	Chairman and Chief Executive Officer, GeneSoft Pharmaceuticals, Inc.	1993
John A. Young	70	President and Chief Executive Officer (Retired), Hewlett-Packard Company	1993

        Stephen P.A. Fodor, Ph.D., is the Chairman and Chief Executive Officer of the Company. Dr. Fodor has served as a Director of the Company since 1993, Chief Executive Officer since 1997 and Chairman of the Company since 1999. At various times between 1993 and 1997, Dr. Fodor served as President, Chief Operating Officer and Chief Technology Officer of the Company. Dr. Fodor was Vice President and Director of Physical Sciences at the Affymax Research Institute from 1989 to 1993. Dr. Fodor is also the Chairman of the Board of Directors of Perlegen Sciences, Inc. ("Perlegen"), a genomics company formed by Affymetrix in September 2000 and partially owned by Affymetrix.

        Susan E. Siegel has been the President of the Company since August 1999 and a member of the Board of Directors of the Company since June 2001. From April 1998 to August 1999, Ms. Siegel was Senior Vice President, Marketing and Sales of the Company. Prior to joining the Company, Ms. Siegel was part of the Amersham Pharmacia Biotech organization where she served most recently as President for the Hoefer Pharmacia Biotech business unit. Prior to Amersham Pharmacia Biotech, Ms. Siegel was with E.I. Du Pont, Bio Image/Kodak and Bio Rad Laboratories.

        Paul Berg, Ph.D., has served as a Director of the Company since 1993. Dr. Berg is Cahill Professor of Cancer Research and Biochemistry, Emeritus and Director, Emeritus of the Beckman Center for Molecular and Genetic Medicine at the Stanford University School of Medicine. He received the Nobel Prize in Chemistry in 1980 and the National Medal of Science in 1983 and is a member of the National Academy of Sciences, the Royal Society, London, and the French Academy of Sciences. Dr. Berg also serves as a member of the Company's Scientific Advisory Board. Dr. Berg also serves as a director of Gilead Sciences, Inc. and is on the Advisory Board of DNAX Research Institute, a subsidiary of Schering-Plough Corp. Dr. Berg is also a member of the Scientific Advisory Boards of Perlegen, Acumen Sciences, LLC and Burrill & Company.

        John D. Diekman, Ph.D., has served as a Director of the Company since 1993. Dr. Diekman has served as a managing partner of 5AM Ventures, a life sciences investment partnership, since August 2002. From June 1998 until July 2002, Dr. Diekman served as a managing director of Bay City Capital, a life sciences merchant bank. Dr. Diekman served as Chairman of the Company from 1993 to August 1999 and was appointed Vice Chairman in 1999. Dr. Diekman served as Chief Executive Officer of the Company from July 1995 to March 1997. Prior to such time, Dr. Diekman served as President and Chief Operating Officer of Affymax N.V. ("Affymax") from 1991 to March 1995 and as Chairman of the Affymax Board from 1994 to July 1995.

        Vernon R. Loucks, Jr. has served as a Director of the Company since 1993. Mr. Loucks has served as Chairman of The Aethena Group, LLC, a private equity firm, since January 2001 and Chief Executive Officer of Segway LLC, a company providing solutions to short-distance travel, since January 2003. From February 1998 through December 2000, Mr. Loucks served as Chairman of InLight, Inc. Mr. Loucks served as Chief Executive Officer of Baxter International, Inc. ("Baxter") from 1980 to December 1998 and Chairman of Baxter from 1980 to December 1999. Mr. Loucks also serves as a director of Anheuser-Busch Companies, Inc., Emerson Electric Co. and Edwards Lifesciences Corporation.

        David B. Singer has served as a Director of the Company since February 1993. Mr. Singer has served as Chairman, Chief Executive Officer and Director of GeneSoft Pharmaceuticals, Inc. since September 1998. From May 1996 to July 1998, he served as Senior Vice President and Chief Financial Officer of Heartport, Inc. Mr. Singer was President and Chief Executive Officer of the Company from 1993 to June 1995 and served as Vice Chairman of the Company from July 1995 to April 1996. Mr. Singer is a founder and Director of Corcept Therapeutics Inc. since August 1998.

        John A. Young has served as a Director of the Company since August 1993. Mr. Young retired as President and Chief Executive Officer of Hewlett-Packard Company in October 1992. In addition, Mr. Young serves as a director of Agere Systems, Inc., Ciphergen Biosystems, Inc., ChevronTexaco Corporation, Lucent Technologies and Perlegen, and is a member of the National Academy of Engineering.

        There are no family relationships among directors or executive officers of the Company.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

Board Meetings and Committees

        The Board of the Company held a total of five meetings during the year ended December 31, 2002. Each director attended at least seventy-five percent of the meetings of the Board and each committee on which the director served during 2002.

        The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee of the Board, which consists of Dr. Diekman, Mr. Loucks and Mr. Singer, held eight meetings during 2002. The Board has determined that Dr. Diekman, Mr. Loucks and Mr. Singer are "independent directors" as defined in the National Association of Securities Dealers' listing standards. The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process and the systems of internal accounting and financial controls. In April 2003, the Board of Directors revised the Company's written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement. The report of the Audit Committee is included below.

        The Compensation Committee of the Board, which consists of Dr. Berg and Mr. Young, held seven meetings during 2002. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of the Company and administers various incentive compensation and benefit plans. The report of the Compensation Committee is included below.

        The Nominating Committee of the Board, which consists of Dr. Fodor, Dr. Diekman and Mr. Young, is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; making recommendations to the Board regarding such candidates; and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating Committee held one meeting in 2002.

        In April 2003, the Board of Directors authorized the formation of a Corporate Governance Committee of the Board whose membership will be determined based upon the recommendation of the Nominating Committee.

Compensation of Directors

        Each non-employee director receives an annual cash retainer fee of $10,000 per year. Non-employee directors who serve on one or more Board committees receive an additional annual fee of $5,000. In addition, the Company's Amended and Restated 1996 Nonemployee Directors Stock Option Plan (the "Directors Plan") provides for the grant of an option to purchase 20,000 shares of Common Stock upon the election or appointment of a director who is neither an officer nor an employee of the Company and who has not previously been a member of the Board. Each such option vests at the rate of one-half of the number of shares covered by the option on each of the first two anniversaries of the grant date so long as the director is serving on the Board. In addition, the Directors Plan provides for the grant on the date of the first meeting of the Board immediately following each annual meeting of the stockholders of the Company of an option to purchase 10,000 shares of the Company's Common Stock to be vested in full one year after the date of grant to each of the following non-employee directors then in office:

  •
  non-employee directors elected prior to March 1996; and

  •
  non-employee directors elected after March 1996 if at least fifty-four (54) months have passed since the initial option grant to such director.

        The exercise price of all options granted pursuant to the Directors Plan is the fair market value of the Company's Common Stock at the time of grant.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Ernst & Young LLP have audited the Company's financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

Audit Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $485,000.

Financial Information Systems Design and Implementation Fees

        Ernst & Young LLP did not provide any services related to financial information systems design and implementation during 2002.

All Other Fees

        The fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the year ended December 31, 2002 were $308,450 for audit- related services which consisted primarily of accounting consultations on various transactions, statutory audits for the Company's international subsidiaries and an assessment of the Company's ERP application controls and security systems. Non-audit services amounted to $273,146, which related to tax consultations and preparation of tax returns.

Report of the Audit Committee (1)

        The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process and the systems of internal accounting and financial controls. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In fulfilling its oversight function, the Audit Committee considered and discussed the audited financial statements in the Annual Report with management and the independent auditors, including discussions of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and discussed with the auditors their independence from the Company. Finally, the Audit Committee has considered and concluded that the provision of non-audit services, which are comprised of tax consultations, preparation of tax returns, and audit-related accounting consultations on various transactions by the independent auditors to the Company is compatible with maintaining the auditor's independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

        Respectfully submitted on April 10, 2003 by the members of the Audit Committee of the Board of Directors:

John D. Diekman, Ph.D.
Vernon R. Loucks, Jr.
David B. Singer

(1)
The Audit Committee Report is not deemed to be filed with the Securities and Exchange Commission ("SEC"), and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 2003 by: (a) each person known to the Company who beneficially owns five percent or more of the outstanding shares of its Common Stock; (b) each director and nominee for director; (c) each of the officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group. Unless otherwise indicated, the address of each of the individuals named below is: c/o Affymetrix, Inc., 3380 Central Expressway, Santa Clara, California 95051.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)(2)
AXA Financial, Inc.(3) 1290 Avenue of the Americas New York, NY 10104	3,747,148	6.37%
OrbiMed Advisors LLC(4) 767 Third Avenue New York, NY 10017	3,238,100	5.51%
Paul Berg, Ph.D.(5)	144,002	*
Barbara A. Caulfield(6)	140,000	*
John D. Diekman, Ph.D.(7)	300,548	*
Robert H. Ellis(8)	62,560	*
Stephen P.A. Fodor, Ph.D.(9)	1,035,162	1.76%
Vernon R. Loucks(10)	94,760	*
Gregory T. Schiffman(11)	87,500	*
Susan E. Siegel(12)	380,000	*
David B. Singer(13)	80,498	*
John A. Young(14)	159,332	*
All directors and executive officers as a group (10 persons)(15)	2,484,362	4.23%

*
Represents beneficial ownership of less than one percent of the Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2003 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 58,790,542 shares of Common Stock outstanding as of March 31, 2003.

(3)
Includes 3,747,148 shares held by AXA Financial, Inc. through its subsidiaries, AXA Investment Managers Paris (France), Alliance Capital Management L.P. and The Equitable Life Assurance

  Society of the United States. The foregoing information is based solely on representations made to us by AXA Financial and on a review of applicable filings made by AXA Financial with the Securities and Exchange Commission.

(4)
Includes 3,238,100 shares held by OrbiMed Advisors, Inc., through its subsidiaries, OrbiMed Advisors, LLC and Samuel D. Isaly. The foregoing information is based solely on representations made to us by OrbiMed Advisors, Inc., and on a review of applicable filings made by OrbiMed Advisors, Inc., with the Securities and Exchange Commission.

(5)
Includes 61,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(6)
Includes 140,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(7)
Includes 53,752 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(8)
Includes 62,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(9)
Includes 972,892 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(10)
Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(11)
Includes 87,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(12)
Includes 370,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(13)
Includes 52,166 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003 and 2,000 shares held by Chevy Chase Circle Foundation, a charitable trust controlled by Mr. Singer.

(14)
Includes 76,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

(15)
Includes 1,887,142 shares issuable upon exercise of options exercisable within 60 days of March 31, 2003.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, during the year ended December 31, 2002, all executive officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements, with the exception of one late Form 4 filed for Gregory T. Schiffman for a grant of options he received from the Company in December 2002. This information is based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required.

MANAGEMENT

        The executive officers of the Company, and their ages and positions as of the Record Date, are as follows:

Name	Age	Position
Stephen P.A. Fodor, Ph.D.	49	Chairman and Chief Executive Officer
Susan E. Siegel	42	President and Member of the Board of Directors
Barbara A. Caulfield	55	Executive Vice President and General Counsel
Gregory T. Schiffman	45	Senior Vice President and Chief Financial Officer
Trevor J. Nicholls, Ph.D.	46	Chief Commercial Officer, Global Operations

        Stephen P.A. Fodor, Ph.D.    See "Election of Directors."

        Susan E. Siegel.    See "Election of Directors."

        Barbara A. Caulfield, Esq. joined the Company in July 2001 as Executive Vice President and General Counsel. From 1994 until June 2001, Ms. Caulfield was a Partner at the law firms of Latham & Watkins and Orrick, Herrington & Sutcliffe. Previously, Ms. Caulfield served as United States District Judge for the Northern District of California from 1991 to 1994. As a partner at Orrick, Herrington & Sutcliffe, Ms. Caulfield represented the Company in various legal matters. Orrick, Herrington & Sutcliffe continues to provide legal services to the Company from time to time.

        Gregory T. Schiffman joined the Company in March 2001 as Vice President, Finance and was appointed Vice President and Chief Financial Officer in August 2001. Mr. Schiffman was promoted to Senior Vice President in October 2002. Prior to joining Affymetrix, Mr. Schiffman was Vice President, Controller of Applied Biosystems from October 1998. From 1987 through 1998, Mr. Schiffman held various managerial and financial positions at Hewlett Packard Company. In February 2003, Mr. Schiffman became a director of IMPAC Medical Systems, Inc., a leading provider of integrated clinical and administrative management systems for cancer specialists.

        Trevor J. Nicholls, Ph.D. joined the Company in October 2002 as Chief Commercial Officer, Global Operations. From May 1997 to September 2002, Dr. Nicholls was Chief Executive Officer of Oxagen Ltd., a genomics company founded in 1997, as a spin-out from the University of Oxford. Prior to this, Dr. Nicholls was Commercial Director of the Life Science business of Amersham International plc from 1991 to 1997 and worked in management consultancy with McKinsey and Co. between 1988 and 1991. From 1981 to 1988, Dr. Nicholls held a variety of European sales and marketing posts with Amersham International.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer ("CEO") and each of the four other most highly compensated executive officers during 2002 (collectively, the "Named Executive Officers") for services in all capacities as officers to the Company during fiscal years 2002, 2001 and 2000.

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year Ended 12/31	Salary($)	Bonus($)		Other Compensation ($)		Securities Underlying Options (#)(1)
Stephen P.A. Fodor, Ph.D. Chairman and Chief Executive Officer	2002 2001 2000	470,194 420,433 370,014	500,000 175,000 250,000		0 503,860	(2)	0 0 300,000
Susan E. Siegel President	2002 2001 2000	420,196 372,933 312,560	300,000 150,000 200,000		0 0 94,652	(3)	200,000 0 200,000
Barbara A. Caulfield Executive Vice President and General Counsel(4)	2002 2001	350,000 155,256	192,500 200,000	(5)	0		0 350,000
Gregory T. Schiffman Senior Vice President and Chief Financial Officer(6)	2002 2001	277,118 195,052	154,000 40,000		0		40,000 200,000
Robert H. Ellis Former Executive Vice President, Product Development and Quality(7)	2002 2001	300,000 143,750	0 18,000		0 21,940	(8)	0 250,000

(1)
The share numbers have been adjusted for the 2-for-1 stock split in August 2000.

(2)
Represents a restricted stock grant in March 2001 to Dr. Fodor of 1,400,000 shares of Perlegen's common stock at a purchase price of $0.0001 per share with a fair market value of $0.36 per share at the time of grant. The shares vest 25% annually over four years.

(3)
In April 1998, the Company granted Ms. Siegel a $60,000 secured loan in connection with her joining the Company in April 1998. This compensation consists of the amount forgiven by the Company on such loan and a gross-up payment of $34,652 for tax liabilities incurred upon the forgiveness of the loan.

(4)
Ms. Caulfield joined the Company in July 2001.

(5)
Includes a $150,000 signing bonus received by Ms. Caulfield upon joining the Company in July 2001.

(6)
Mr. Schiffman joined the Company in March 2001.

(7)
Mr. Ellis served as Executive Vice President of Product Development and Quality from July 2001 until February 2003. On March 1, 2003, Mr. Ellis became a consultant to the Company on matters relating to product and technology development.

(8)
Represents Mr. Ellis' relocation expenses.

Option Grants and Exercises in Last Fiscal Year

        The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of December 31, 2002, the last day of the Company's 2002 fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants (1)
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted
			% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share ($/Share)(1)
Name					Expiration Date
						5%($)	10%($)
Stephen P.A. Fodor	0		0	N/A	N/A	N/A	N/A
Susan E. Siegel	200,000	(3)	0.9010	20.855	06/12/12	2,623,119	6,647,450
Barbara A. Caulfield	0		0	N/A	N/A	N/A	N/A
Gregory T. Schiffman	40,000	(3)	0.1803	25.515	12/12/09	415,487	968,261
Robert H. Ellis	0		0	N/A	N/A	N/A	N/A

(1)
Each of these options was granted pursuant to the Company's 2000 Equity Incentive Plan (the "2000 Plan") and is subject to the terms of such plan.

(2)
In accordance with the rules of the SEC, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future increase in the price of its Common Stock.

(3)
The exercise price of the options was equal to the fair market value of the Company's common stock on the date of grant. The options vest and become exercisable over four years at the rate of 25% annually on each anniversary of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise(1)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options at December 31, 2002 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2002 Exercisable/Unexercisable($)(3)
Stephen P.A. Fodor, Ph.D.	3,904	69,631	972,892/225,000	11,614,368/0
Susan E. Siegel	0	0	380,000/365,000	1,815,295/912,572
Barbara A. Caulfield	0	0	140,000/210,000	506,800/760,200
Gregory T. Schiffman	0	0	50,000/190,000	0/0
Robert H. Ellis	0	0	62,500/187,500	105,938/317,812

(1)
The share numbers have been adjusted for the 2-for-1 stock split in August 2000.

(2)
Based on the value of the Company's Common Stock on the date of exercise minus the exercise price of the options multiplied by the number of shares underlying the option.

(3)
Assuming a stock price of $22.96 per share, which was the average of the high and the low trading price of a share of Common Stock, reported on the Nasdaq National Market on December 31, 2002.

Consulting Arrangement

        On March 1, 2003, Mr. Ellis entered into a consulting agreement with the Company on matters relating to product and technology development. Under this consulting arrangement, Mr. Ellis receives $25,000 per month for these consulting services until his contract ends on August 31, 2003.

Equity Compensation Plan Information

        The following table summarizes, as of December 31, 2002, the number of options issued under the Company's stock option plans and the number of options available for future issuance under these plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	9,360,667	(1)	$23.91	419,669
Equity compensation plans not approved by security holders	1,673,276	(2)	$13.06	1,754,297

Total	11,033,943		$36.97	2,173,966

(1)
Includes shares subject to outstanding options under the Amended and Restated 1993 Stock Plan, the Amended and Restated 1996 Nonemployee Directors Stock Option Plan and the Amended and Restated 2000 Equity Incentive Plan.

(2)
Includes shares subject to outstanding options under the 1998 Stock Incentive Plan, the Affymetrix/GMS 1998 Stock Plan and the Affymetrix/Neomorphic 1998 Stock Plan.

Summary Description of Equity Compensation Plans Not Approved by Stockholders

  1998 Stock Incentive Plan

        In 1998, the Board of Directors adopted the Affymetrix 1998 Stock Incentive Plan (the "1998 Stock Plan") under which nonqualified stock options and restricted stock may be granted to employees and outside consultants, except that members of the Board of Directors and individuals who are considered officers of the Company under the rules of the National Association of Securities Dealers shall not be eligible. Options granted under the 1998 Stock Plan expire no later than ten years from the date of grant. The option price shall be at least 100% of the fair value of the Company's common stock on the date of grant (110% in certain circumstances), as determined by the Board of Directors. Options may be granted with different vesting terms from time to time as determined by the Board of Directors. A total of 3,600,000 shares of common stock, less shares underlying options that have been granted, are authorized for issuance under the 1998 Stock Plan and no shares are subject to repurchase by the Company.

  Affymetrix/GMS 1998 Stock Plan

        On February 9, 2000, Affymetrix completed the acquisition of Genetic MicroSystems and assumed all options outstanding under a Genetic MicroSystems stock option plan, now the Affymetrix/GMS 1998 Stock Plan ("GMS Stock Plan"), which if fully vested and exercised, would amount to 144,776 shares of Affymetrix' common stock. No additional options are authorized for grant under the GMS Stock Plan. Options granted under the GMS Stock Plan expire no later than ten years from the date of grant.

  Affymetrix/Neomorphic 1998 Stock Plan

        On October 30, 2000, Affymetrix completed the acquisition of Neomorphic and assumed all options outstanding under a Neomorphic stock option plan, now the Affymetrix/Neomorphic 1998 Stock Plan ("Neomorphic Stock Plan"), which if fully vested and exercised, would amount to 122,757 shares of Affymetrix' common stock. No additional options are authorized for grant under the Neomorphic Stock Plan. Options granted under the Neomorphic Stock Plan expire no later than ten years from the date of grant.

Compensation Committee Report (1)

        The Compensation Committee (the "Committee") of the Board of Directors is generally responsible for the design, structure and administration of the executive officers' compensation program. The Committee consists of two non-employee directors, Dr. Paul Berg and Mr. John A. Young. The Committee reviews compensation and stock grants recommended by the Chief Executive Officer/Chairman (other than for himself) along with the basis for such recommendations, including performance reviews and competitive total compensation survey data, and separately evaluates the performance of the Chief Executive Officer/Chairman. In determining compensation policies and decisions, management and the Committee have access to compensation and benefit surveys for biotechnology and high technology companies that compete with the Company in the recruitment of senior personnel.

  Compensation Policies

        The Committee has developed, with the Board, an executive compensation philosophy, which relates the level of compensation to the Company's success in meeting annual short and long-term performance goals, rewards individual achievement, and seeks to attract and retain highly qualified executives. The Company positions its executive compensation to be competitive with the compensation for similar management positions at peer companies, which consist primarily of biotechnology and other high technology companies. The level of compensation paid to executive officers of the Company also takes into account the technological and business achievements of the Company during the year and the individual performance and contribution of each executive to the Company's performance for the year.

        Compensation for senior management consists of (i) cash compensation, including base salary and bonus components, which is based on factors such as the individual officer's level of responsibility in the Company for meeting the Company's strategic, technological, and financial objectives and (ii) long-term incentives afforded by stock options. The Company's stock option program is intended to align the interests of executives with the interests of the shareholders with respect to the long-term performance of the Company. Guidelines for executive stock option grants are developed through analysis of long-term incentive awards based on each individual executive's position, responsibilities, performance and contribution to the achievement of the Company's long-term goals and competitive stock option data from biotechnology and high technology companies.

  Chief Executive Officer's Compensation

        In determining Dr. Fodor's 2002 compensation, the Compensation Committee considered the above policies as well as Dr. Fodor's overall compensation package relative to that of other chief executives in the Company's industry. Other considerations included the effectiveness of Dr. Fodor's leadership of the Company and the resulting success of the Company in attainment of specific milestones. These objectives were: drive scientific innovation, drive market standardization on GeneChip® platform, execute on instrument strategy, maximize cost efficiencies through efficient execution company-wide, strengthen global infrastructure, and achieve financial targets. The Committee believes that the total compensation of the Company's Chief Executive Officer is competitive with compensation packages for chief executive officers at peer companies.

  Compensation of Other Executive Officers

        The 2002 compensation of other executive officers of the Company also took into account the above policies, including the individual contribution of each executive to the Company's performance during the year. With respect to cash compensation payable to its executive officers for 2002, the Committee benchmarked its (i) total compensation structure to salary survey data at the 75th percentile and (ii) base salary structure to salary survey data at the median of structures at peer companies. The Compensation Committee believes compensation for the Company's executive officers is competitive with the compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses of comparable size. The Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

  Section 162(m) Compliance

        The Company's policy is to utilize available tax deductions whenever appropriate, and the Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation.

        Stock options granted under the 1993 Plan, the 1996 Plan, the 1998 Plan and the 2000 Plan qualify as performance-based compensation under Section 162(m) of the Code. The Committee believes that the best interests of the Company and its stockholders are served by executive compensation programs which encourage and promote the Company's principal compensation objective, enhancement of shareholder value, and permit the Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, the Company may from time to time pay compensation to its executive officers that may not be fully deductible. The Committee will continue to review the

Company's executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

                      Paul Berg, Ph.D.
                      John A. Young

(1)
The Compensation Committee Report is not deemed to be filed with the Securities and Exchange Commission ("SEC"), and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Stock Performance Graph (1)

Stockholder Return Comparison

        The graph below compares the cumulative total return* on the Company's Common Stock for the period commencing on December 31, 1997 and ending December 31, 2002 compared to the CRSP Total Return Index for the Nasdaq National Market (U.S. companies) and the CRSP Total Return Index for the NASDAQ Pharmaceutical Stocks (SIC 283). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison of Cumulative Stockholder Return (*)

(1)
The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the SEC, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

*
Assumes $100 invested on December 31, 1997 in the Company's Common Stock and in each index listed above. The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on the Company's Common Stock.

CERTAIN TRANSACTIONS

Secured Loan to Dr. Fodor

        On March 24, 2003, Dr. Fodor paid off a $500,000 housing loan, together with accrued interest, made by the Company to Dr. Fodor in April 1997. The loan bore interest at a rate of 6.49% and was due on the first to occur of April 11, 2003, the sale of the house, or termination of Dr. Fodor's employment.

Extension of Credit to Ms. Caulfield

        In July 2001, the Company made an extension of credit to Ms. Caulfield of up to $1.2 million in connection with her joining the Company. Proceeds from the extension of credit may be drawn by Ms. Caulfield in one lump-sum or in periodic draws. As of April 2003, Ms. Caulfield had not elected to receive any amounts under the extension of credit. Any amounts drawn from the extension of credit would be due on the earliest of four years from when the extension of credit is drawn upon or when Ms. Caulfield leaves the Company. Interest would accrue at the IRS imputed rate of interest and is payable by Ms. Caulfield after two years.

Loan Arrangement with Dr. Nicholls

        Pursuant to an extension of credit made to Dr. Nicholls on June 21, 2002, the Company made a $1,000,000 secured loan to assist him in relocating his principal place of residence to the United States. The loan is due and payable on the earliest of January 7, 2008, the sale of the house or when Dr. Nicholls leaves the Company. Interest on the loan accrues at the rate equal to the IRS imputed rate per annum. On a discretionary basis, up to 100% of the annual interest may be forgiven each year based on achievement of annual performance.

Director and Executive Officer Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such persons to the fullest extent permitted by Delaware law.

Change in Control Policy

        In 2001, the Company adopted a change in control policy that supersedes the Company's previously adopted policy and provides for the treatment of the outstanding options to purchase shares of the Company's capital stock ("Options"). Pursuant to the policy, in the event of a change of control which constitutes, among other things, (i) a merger of the Company resulting in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) the complete liquidation of the Company (each an "Acquisition Event"), then the Company shall take any one or more of the following actions with respect to the Options:

  •
  Provide that the Options shall be assumed, or equivalent options substituted, by the acquiring or succeeding corporation;

  •
  Provide that all of the Options shall become fully exercisable prior to the Acquisition Event; and/or

  •
  In the event that, upon the consummation of the Acquisition Event, the stockholders of the Company shall receive a cash payment for any shares of capital stock then held by such stockholders, provide that all Options be terminated as of the Acquisition Event and that all holders of each Option receive a cash payment equal to the difference between the amount received by stockholders and the exercise price of such option.

        Under certain circumstances, an employee who is terminated within 12 months following an Acquisition Event will receive the full value of any unvested options as well as severance payments ranging from 3 months' salary for Level 4 employees and below to 18 months' salary for Section 16 officers, together with continued health benefits for the same period of time.

        The policy further provides that it is subject to amendment by the Board any time prior to a change of control.

Perlegen Sciences, Inc.

        In October 2000, Affymetrix formed Perlegen Sciences, Inc. ("Perlegen") as a wholly-owned subsidiary. Perlegen is a Delaware corporation engaged in the business of scanning human genomes in an effort to identify variations and patterns within the human genome to discover genetic characteristics associated with disease and responsiveness to drug therapy. The Company holds 1,000 shares of Perlegen's Common Stock and 35,800,000 shares of Perlegen's Series A Preferred Stock. From Perlegen's inception through March 30, 2001 the operating results of Perlegen were consolidated into the Company's financial statements. Affymetrix contributed to Perlegen the rights to use certain intellectual property with no cost basis and the Company has rights to use and commercialize certain data generated by Perlegen in the array field.

        On March 30, 2001, Perlegen completed a private financing with a group of investors under which it sold approximately 28 million Series B Preferred Shares at $3.60 per share raising approximately $100 million, which reduced Affymetrix' ownership position in Perlegen to approximately 53%. Investors in the Series B Financing included a trust of which Dr. Berg serves as a trustee, which purchased 7,500 shares, and a trust of which Dr. Diekman serves as a trustee, which purchased 138,889 shares. In addition, Dr. Maxine F. Singer, who is the mother of Affymetrix director David B. Singer and is a member of Perlegen's board of directors, purchased 13,888 shares. In connection with Perlegen's March 30, 2001 financing, the Company, and certain of its affiliates, including its chief executive officer Stephen P.A. Fodor, placed a portion of its collective holdings (approximately 8%) into an irrevocable voting trust, relinquishing certain voting rights and, as such, the Company relinquished control of Perlegen. Under the terms of the voting trust, the trustee, U.S. Bank Corp. (formerly State Street Bank and Trust Company of California), was required to vote the shares held in the trust on all matters subject to shareholder vote in proportion to the votes of all non-Affymetrix shareholders. In addition, the terms of the voting trust allow it to be terminated once Affymetrix and its affiliates cease to own 45% or more of the voting securities of Perlegen. As of December 31, 2002, the Company continued to hold an approximately 53% economic ownership interest in Perlegen but maintained no direct control over Perlegen's operations.

        On January 9, 2003, the Company entered into an agreement with Perlegen to license certain Perlegen technologies that are expected to accelerate the Company's plan to design and commercialize microarrays for whole genome and candidate region DNA analysis. In addition to broadening our access to Perlegen technologies, this licensing agreement advances by approximately three years the Company's prior commercialization rights to the Perlegen single nucleotide polymorphism (SNP) database for development of chip-based products. Under the terms of the licensing agreement, the Company paid Perlegen a total of $15 million in cash and granted Perlegen a $3 million credit which will be applied against the margin on the Company's future sales of chips to Perlegen. This credit expires in three years. This new agreement also eliminates any future royalty obligations for array products that the Company commercializes based on information contained in Perlegen's SNP database. Affymetrix engaged an independent third party to conduct a valuation analysis of the licenses acquired. Based upon that independent valuation, Affymetrix recorded a charge of approximately

$10.1 million related to in-process research and development in the first quarter of 2003. The remaining $4.9 million will be recorded as an intangible asset and will be amortized over the useful lives of the various components of the asset from six to ten years.

        On January 27, 2003, Perlegen announced that it completed the first closing of a private financing round led by Maverick Capital, raising an aggregate of approximately $30.2 million. On February 21, 2003, Perlegen completed this financing with a second closing raising an additional amount of approximately $2.1 million. As a result of this financing, the Company's collective equity ownership in Perlegen (including that of its affiliates) was reduced to approximately 43% and the voting trust was terminated. One of the investors in the January 27, 2003 financing was a trust of which Dr. Diekman serves as a trustee. The investment by this trust represented $25,000 of the total amount raised by Perlegen in this round of financing. In connection with Perlegen's January 27, 2003 financing, the Company agreed to have the right to designate two members of Perlegen's Board of Directors which shall consist of not more than seven members. Previously, the Company had the right to designate three of the seven members of Perlegen's Board. Affymetrix' two current designees to Perlegen's Board, Dr. Fodor and Mr. Young, are also members of Affymetrix' Board of Directors. In addition, Dr. Berg is a member of Perlegen's Scientific Advisory Board.

        The Company accounts for its ownership interest in Perlegen on the equity method as the Company and its affiliates do not control the strategic, operating, investing and financing activities of Perlegen. As the Company's investment in Perlegen has no basis for accounting purposes under generally accepted accounting principles, the Company has not recorded any proportionate share of Perlegen's operating losses in its financial statements since the completion of Perlegen's initial financing.

        Pursuant to a supply agreement with Perlegen, the Company sells whole wafers to Perlegen for use in Perlegen's research and development activities at its fully burdened cost of manufacturing. If Perlegen uses the wafers or arrays supplied by the Company in commercial activities for the benefit of third parties, then Perlegen is obligated to make additional royalty payments for such use of these wafers so that the Company receives normal commercial margins on these wafers. For the years ended December 31, 2002 and 2001, the Company recorded revenue of $21.6 million and $11.5 million and a cost of revenue of $21.0 million and $11.5 million, respectively, as reflected in the accompanying consolidated statements of operations. At December 31, 2002 and 2001, the amounts due from Perlegen were $8.8 million and $9.2 million, respectively, and have been included in accounts receivable in the accompanying consolidated balance sheet. Amounts due from Perlegen are payable to the Company on its normal commercial terms. The Company has no obligations to provide funding to Perlegen nor does it guarantee or otherwise have any obligations related to the liabilities or results of operations of Perlegen or its investors.

        On March 29, 2001, Perlegen granted Dr. Fodor, its Chairman, a restricted stock award of 1,400,000 shares of Perlegen's common stock at a purchase price of $0.0001 per share. Those shares are subject to the terms of Perlegen's 2001 Stock Option and Incentive Plan and vest 25% annually.

        On March 29, 2001, Perlegen granted to Mr. Young, a member of Perlegen's board of directors, an option to purchase 100,000 shares of Perlegen's common stock at a purchase price of $0.36 per share. The shares are subject to the terms of Perlegen's 2001 Stock Option and Incentive Plan and vest 25% annually. In addition, Perlegen paid Mr. Young a Board of Directors fee of $10,000 for four regular meetings and two special meetings attended in 2002. On June 6, 2001, Perlegen granted Dr. Berg, a member of Perlegen's Scientific Advisory Board, an option to purchase 50,000 shares of Perlegen's common stock at $0.36 per share. The shares are subject to the terms of Perlegen's 2001 Stock Option and Incentive Plan and vest 25% annually. In addition, in 2002, Perlegen paid $20,000 to Dr. Berg for his service on Perlegen's Scientific Advisory Board.

        On March 29, 2001, Perlegen granted to Dr. Singer, a member of Perlegen's board of directors, an option to purchase 100,000 shares of Perlegen's common stock at a purchase price of $0.36 per share. The shares are subject to the terms of Perlegen's 2001 Stock Option and Incentive Plan and vest 25% annually. In addition, Perlegen paid Dr. Singer a Board of Directors fee of $10,000 for four regular meetings and two special meetings attended in 2002.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

BY ORDER OF THE BOARD OF DIRECTORS
BARBARA A. CAULFIELD Secretary
Dated: May 2, 2003

APPENDIX A

Affymetrix, Inc.
Audit Committee Charter
(Adopted June 8, 2000 and Amended April 10, 2003)

1.0    Organization

        This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of NASDAQ. The Nominating Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

2.0    Statement of Policy

        The audit committee shall exist as a committee of the Board of Directors to assist it in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process and the systems of internal accounting and financial controls. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company and in discharging its oversight role, take such actions as it deems appropriate including having the power to retain outside counsel or other experts for this purpose.

3.0    Responsibilities and Processes

        The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

        The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may change them as appropriate.

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall discuss with the auditors their independence from management and the Company and shall review and discuss with the independent auditors the formal written statement of the auditors delineating all relationships between the auditors and the company as required by the Independence Standards Board Standard 1. The committee shall take or recommend that the full Board take appropriate action to oversee the independence of the outside auditors.

  •
  Annually, the committee shall review financial management's recommendation with respect to changes in external auditors and bring a full recommendation to the Board regarding the

A-1

    selection of the Company's independent auditors, which shall be subject to shareholders' approval. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors.

  •
  The committee has the sole authority to retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the independent auditors. The committee shall pre-approve the audit services and non-audit service before the accountant is engaged to render such services to be provided by the Company's independent auditors. The committee may consult with management in the decision making process, but may not delegate this authority to management. The committee may delegate its authority to pre-approve services to one or more committee members, provided that such designees present any such approvals to the full committee at the next committee meeting.

  •
  The committee shall discuss with financial management and the independent auditors the overall scope and plans for their respective annual audits including the adequacy of staffing and compensation.

  •
  The committee shall discuss with financial management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk where material financial exposure exists.

  •
  The committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted standards including SAS 61. The committee shall have the opportunity to meet at least quarterly with the independent auditors in a private session without management present to discuss the results of their annual audit.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgments about the quality, not just acceptability, of accounting principals, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

  •
  At least annually, the committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan.

  •
  The committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the committee.

A-2

AFFYMETRIX, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JUNE 5, 2003

        The undersigned stockholder of Affymetrix, Inc. (the "Company"), revoking all prior proxies, hereby appoints Barbara A. Caulfield, Stephen P. A. Fodor and Susan E. Siegel and each of them, with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 11, 2003, at the Annual Meeting of Stockholders of the Company to be held on June 5, 2003 (the "Annual Meeting") at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California and any adjournments or postponements thereof.

CHECK HERE FOR ADDRESS CHANGE ☐

NEW ADDRESS:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

☒	Please mark votes as in this example.
		VOTE FOR ALL NOMINEES (EXCEPT AS DIRECTED TO THE CONTRARY)	VOTE WITHHELD FROM ALL NOMINEES					FOR	AGAINST	ABSTAIN
1.	To elect as directors, to hold office until the next meeting of stockholders and until their successors are elected, the seven nominees listed to the right.	☐	☐	Nominees:	Stephen P.A. Fodor, Ph.D. Paul Berg, Ph.D. John D. Diekman, Ph.D. Vernon R. Loucks, Jr. Susan E. Siegel David B. Singer John A. Young	2.	To ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐
	INSTRUCTIONS: To withhold vote for any individual nominee, write the nominee's name below

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.
Signature (title, if any)	Signature, if held jointly	Date	, 2003	Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.
Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2003
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
OTHER MATTERS
  APPENDIX A
Affymetrix, Inc. Audit Committee Charter (Adopted June 8, 2000 and Amended April 10, 2003)